DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY
                                       TO
                            ARTICLES OF INCORPORATION





                    Delaware Group Global & International Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies, in accordance with Section 2-208 of the Maryland General Corporation Law, to the State Department of Assessments and Taxation of Maryland that:

                    FIRST: The Corporation has authority to issue a total of Five Hundred Million (500,000,000) shares of common stock with a par value of One Cent ($0.01) per share of the Corporation ("Common Stock"), having an aggregate par value of Five Million Dollars ($5,000,000). Of such Five Hundred Million (500,000,000) shares of Common Stock, One Hundred Fifty Million (150,000,000) shares have been allocated to each of the International Equity Series, Global Assets Series and Global Bond Series of the Common Stock. Fifty Million (50,000,000) shares of the International Equity Series of the Common Stock have been allocated to each of the International Equity Fund class, the International Equity Fund (Institutional) class and the International Equity Fund B Class of such series. Fifty Million (50,000,000) shares of the Global Bond Series of the Common Stock have been allocated to each of the Global Bond Fund A Class, the Global Bond Fund Institutional Class and the Global Bond Fund B Class of such series. Fifty Million (50,000,000) shares of the Global Assets Series of the Common Stock have been allocated to each of the Global Assets Fund A Class, Global Assets Fund Institutional Class and Global Assets Fund B Class of such series.

                    SECOND: The Board of Directors of the Corporation, at a meeting held on July 20, 1995, adopted a resolution taking the following actions:

                    1. Classifying a fourth class of shares of the International Equity Series of the Common Stock as the International Equity Fund C Class (the "Equity C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of authorized and unissued Common Stock, previously classified and allocated to the International Equity Fund B Class of the International Equity Series of the Common Stock, to the Equity C Class.

                    2. Classifying a fourth class of shares of the Global Bond Series of the Common Stock as the Global Bond Fund C Class (the "Bond C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of authorized and unissued Common Stock, previously classified and allocated


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                    to the Global Bond Fund B Class of the Global Bond Series of
                    the Common Stock, to the Bond C Class.

                    3. Classifying a fourth class of shares of the Global Assets Series of the Common Stock as the Global Assets Fund C Class (the "Assets C Class") and reclassifying and allocating Twenty-Five Million (25,000,000) shares of authorized and unissued Common Stock, previously classified and allocated to the Global Assets Fund B Class of the Global Assets Series of the Common Stock, to the Assets C Class.

                    THIRD: The shares of the Equity C Class shall represent proportionate interests in the same portfolio of investments as the shares of the International Equity Fund class, International Equity Fund (Institutional) class and International Equity Fund B Class of the International Equity Series of the Common Stock. The shares of the Equity C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the International Equity Fund class, International Equity Fund (Institutional) class and International Equity Fund B Class of the International Equity Series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                    1. The dividends and distributions of investment income and capital gains with respect to shares of the Equity C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of the other classes of the International Equity Series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the four classes of the International Equity Series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                    2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Equity C Class shall have (i) exclusive voting rights with respect to any matter


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                    submitted to a vote of stockholders that affects only
                    holders of shares of the Equity C Class, including without limitation the provisions of any Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a "Distribution Plan") applicable to shares of the Equity C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Equity C Class.

                    3. The shares of the Equity C Class shall not automatically convert into shares of the International Equity Fund class of the International Equity Series of the Common Stock as do the shares of the International Equity Fund B Class of the International Equity Series of the Common Stock.

                    FOURTH: The shares of the Bond C Class shall represent proportionate interests in the same portfolio of investments as the shares of the Global Bond Fund A Class, Global Bond Fund Institutional Class and Global Bond Fund B Class of the Global Bond Series of the Common Stock. The shares of the Bond C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Global Bond Fund A Class, Global Bond Fund Institutional Class and Global Bond Fund B Class of the Global Bond Series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                    1. The dividends and distributions of investment income and capital gains with respect to shares of the Bond C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of the other classes of the Global Bond Series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the four classes of the Global Bond Series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                    2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Bond C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Bond C Class, including without limitation the provisions of any Distribution Plan applicable to shares of the Bond C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Bond C Class.

                    3. The shares of the Bond C Class shall not automatically convert into shares of the Global Bond Fund A Class of the Global Bond Series of the Common Stock as do the shares of the Global Bond Fund B Class of the Global Bond Series of the Common Stock.

                    FIFTH: The shares of the Assets C Class shall represent proportionate interests in the same portfolio of investments as the shares of the Global Assets Fund A Class, Global Assets Fund Institutional Class and Global Assets Fund B Class of the Global Assets Series of the Common Stock. The shares of the Assets C Class shall have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of the Global Assets Fund A Class, Global Assets Fund Institutional Class and Global Assets Fund B Class of the Global Assets Series of the Common Stock, all as set forth in the Articles of Incorporation of the Corporation, except for the differences hereinafter set forth:

                    1. The dividends and distributions of investment income and capital gains with respect to shares of the Assets C Class shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary with respect to such class from the dividends and distributions of investment income and capital gains with respect to shares of the other classes of the Global Assets Series of the Common Stock to reflect differing allocations of the expenses of the Corporation among the shares of such classes and any resultant difference among the net asset values per share of the shares of such classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and capital gains and expenses and liabilities of the Corporation among the four classes of the Global Assets Series of the Common Stock shall be determined by the Board of Directors in a manner that is consistent with the order, as applicable, dated September 6, 1994 (Investment Company Act of 1940 Release No. 20529) issued by the Securities and Exchange Commission, and any amendments to such order, any future order or any Multiple Class Plan adopted by the Corporation in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended, that modifies or supersedes such order.

                    2. Except as may otherwise be required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, the holders of shares of the Assets C Class shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of shares of the Assets C Class, including without limitation the provisions of any Distribution Plan applicable to shares of the Assets C Class, and (ii) no voting rights with respect to the provisions of any Distribution Plan applicable to any other class of Common Stock or with regard to any other matter submitted to a vote of stockholders which does not affect holders of shares of the Assets C Class.

                    3. The shares of the Assets C Class shall not automatically convert into shares of the Global Assets Fund A Class of the Global Assets Series of the Common Stock as do the shares of the Global Assets Fund B Class of the Global Assets Series of the Common Stock.

                    SIXTH: The shares of the International Equity Fund B Class of the International Equity Series of the Common Stock, Global Bond Fund B Class of the Global Bond Series of the Common Stock and Global Assets Fund B Class of the Global Assets Series of the Common Stock reclassified as shares of the Equity C Class, Bond C Class and Assets C Class, respectively, pursuant to these Articles Supplementary have been reclassified by the Board of Directors pursuant to authority contained in the Articles of Incorporation of the Corporation.

                    SEVENTH: These Articles Supplementary shall become effective on November 28, 1995.

                    IN WITNESS WHEREOF, Delaware Group Global & International Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf this 14th day of November, 1995.


                    DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, INC.



                    By: /s/George M. Chamberlain, Jr.
                       -------------------------------
                        George M. Chamberlain, Jr.
                        Senior Vice President


ATTEST:



/s/Richelle S. Maestro
----------------------
Richelle S. Maestro
Assistant Secretary


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                    THE UNDERSIGNED, Senior Vice President of DELAWARE GROUP
GLOBAL & INTERNATIONAL FUNDS, INC., who executed on behalf of the said Corporation the foregoing Articles Supplementary, of which this instrument is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, said Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.



/s/George M. Chamberlain, Jr.
-----------------------------
George M. Chamberlain, Jr.
Senior Vice President